Exhibit 99.1

Sphere 3D Regains Compliance with NASDAQ Minimum Bid Price Listing Requirements

Toronto, Ontario – November 21, 2018 – Sphere 3D Corp. (NASDAQ: ANY), a containerization, virtualization and data management solution provider, today announced that it received written notice from the Listing Qualifications Staff on the Nasdaq Stock Market (“Nasdaq”) on November 20, 2018 indicating that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. Nasdaq considers the matter closed.

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) delivers containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization. Sphere 3D, along with its wholly owned subsidiaries, has a strong portfolio of brands, including HVE ConneXions, dedicated to helping customers achieve their IT goals.

For more information, visit www.sphere3d.com. Follow us on Twitter @Sphere3D, @HVEconneXions.

Safe Harbor Statement

This press release contains forward–looking statements, which include, among others, Sphere 3D’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, that may involve risks, uncertainties, and assumptions concerning the Company’s business and products, including our ability to continue operations without the business of our former subsidiary, Overland Storage, Inc., our ability to raise additional capital through equity or debt financings, the market adoption, actual performance and functionality of our products; our inability to comply with the covenants in associated with our preferred shares; any increase in our future cash needs; our ability to maintain compliance with NASDAQ Capital Market listing requirements; unforeseen and proposed changes in the course of Sphere 3D’s business or the business of its wholly–owned subsidiaries; the level of success of our collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in our periodic reports contained in our Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in periodic reports filed with the United States Securities and Exchange Commission (www.sec.gov). All forward–looking statements speak only as of the date of this written communication. Sphere 3D undertakes no obligation to update any forward–looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact:
Kurt Kalbfleisch
+1-858-495-4211
Investor.relations@sphere3d-overland.com